Exhibit 4.1

Number
-CS-A-0-
Share
-0-
ADVANTAGE SOLUTIONS INC.
Class A Common Stock, Par Value $0.0001 Per Share
SEE REVERSE SIDE FOR RESTRICTIONS ON TRANSFER
This certifies that Specimen is the owner of -Zero- shares, fully paid and non-assessable, of the Class A Common Stock of Advantage Solutions Inc., a Delaware corporation, transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of the certificate properly endorsed.
IN WITNESS WHEREOF, Advantage Solutions Inc. has caused this certificate to be signed by its duly authorized officers this _____ day of ___, 20__.
LITHO. IN U.S.A.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.